Exhibit 32

Certifications Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of National Mentor Holdings, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 17, 2015	/s/ Bruce F. Nardella
Bruce F. Nardella President and Chief Executive Officer

Date: February 17, 2015	/s/ Denis M. Holler
Denis M. Holler Chief Financial Officer